UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

LIBERTY STAR URANIUM & METALS CORP.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

LIBERTY STAR URANIUM & METALS CORP.

701 S Carson St., Ste 200

Carson City, NV 89701

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS

INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to the stockholders of Liberty Star Uranium & Metals Corp., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”), on or around December 5, 2025 (the “Mailing Date”), for informational purposes only pursuant to Section 14(c) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify our stockholders that effective on November 19, 2025 , Peter O’Heeron, the Chairman of the Board of Directors of the Company, Secretary and Treasurer, who beneficially owns an aggregate of 147,209,838 total voting shares, representing approximately 79% of the Company’s voting stock as of such date, including (a) 47,209,838 shares of common stock, options, and warrants (all exercisable within 6 months) and (b) 500 shares of the Company’s Class A Common Stock, representing 100% of the Company’s issued and outstanding Class A Common Stock, which Class A Common Stock shares each vote 200 shares on all stockholder matters (100,000,000 voting shares in aggregate), executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”), approving the following matter, which had previously been approved by the Board of Directors of the Company (the “Board”) on November 13, 2025:

●	the filing of a Certificate of Amendment to the Company’s Articles of Incorporation to increase the Company’s authorized number of shares of Common Stock from 150,000,000 shares to 300,000,000 shares, including 299,500,000 shares of Common Stock, par value $0.00001 per share and 500,000 shares of Class A Common Stock, par value $0.00001 per share, and to restate Article IV, Section 4.01 thereof.

The Certificate of Amendment (the “Amendment”) will be effective no sooner than twenty (20) days after the Mailing Date (the “Effective Date”).

The Majority Stockholder Consent constitutes the only stockholder approval required for the Amendment under Article 1, Section 7 of the Company’s Bylaws (the “Bylaws”) and Nevada Revised Statute (“NRS”) 78.320(2), and, as a result, no further action by any other stockholder is required to approve the Amendment and we have not and will not be soliciting your approval of the Amendment. This Information Statement and the documents incorporated herein by reference shall constitute notice to you of the action by Majority Stockholder Consent in accordance with Nevada law and the Exchange Act.

Statements Regarding Forward Looking Information

This Information Statement and the documents incorporated into this document by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition and results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, as filed with the Securities and Exchange Commission on May 1, 2025 (the “Form 10-K”).

General Information

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The Company’s common stock is registered under Section 12(g) of the Exchange Act and the Company is subject to the reporting obligations under Section 13 of the Exchange Act. The Company’s common stock is quoted publicly on the OTC Market under the symbol “LBSR.”

Summary of the Amendment

The elimination of the need for a formal meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada Revised Statutes, (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the formal meeting. According to Section 78.380(1)(b) of the Nevada Law, an action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action and pursuant to Section 78.330 of Nevada Law, directors of every corporation must be elected at the annual meeting of the stockholders by a plurality of the votes cast at the election. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the Amendment described above, the Board of Directors of the Company voted to utilize the written consent of the Majority Stockholder of the Company and did in fact obtain, the written consent of the Majority Stockholder to approve the Amendment described above, pursuant to the Majority Stockholder Consent.

The actions taken pursuant to the Majority Stockholder Consent were in lieu of a special meeting of stockholders. This Information Statement shall constitute notice to you of the Majority Stockholder taking action by written consent under Section 78.320 of the NRS.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our stockholders of the close of business on November 21, 2025 (the “Record Date”). The actions approved by the Majority Stockholder will be effective no earlier than twenty (20) days after the date this Information Statement is first sent to stockholders, which we expect to be on or approximately December 26, 2025. Notice of the availability of this Information Statement is being mailed on or about December 5, 2025, to stockholders of record on the Record Date who did not execute the Majority Stockholder Consent. Stockholders may also request a copy of the Information Statement by contacting our main office email info@lbsr.us.

As a result of the above, your consent is not required and is not being solicited.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDER.

The following table sets forth the name of the Majority Stockholder, the number of shares of common stock and Series A Common Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Amendment and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Class A Common Stock held	Number of Votes held by Majority Stockholder		Number of Votes that Voted in favor of the Amendment	Percentage of the Voting Equity that Voted in favor of the Amendment
Peter O’Heeron	47,209,838	500,000	147,209,838	(1)	147,209,838	79%
Total	47,209,838	500,000	147,209,838		147,209,838	79%

(1)

Each share of Class A Common Stock votes 200 voting shares on all stockholder matters. Based on 185,642,991 total voting shares, including 85,642,991 shares voted by the common stock and 100,000,000 shares voted by the Class A Common Stock.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under Nevada Law are afforded to the Company’s stockholders as a result of the approval of the Amendment set forth above.

Vote Required

The number of votes cast in favor of the Amendment described above had to be at least equal to the vote of stockholders holding shares in the Company entitling them to exercise a majority of the voting power of the Company. As of the date of the Majority Stockholder Consent, the Company had outstanding 85,642,991 shares of common stock, which each vote one (1) voting share on stockholder matters, and 500,000 shares of Class A Common Stock, which each vote 200 voting shares (100,000,000 total voting shares), or 185,642,991 total voting shares in aggregate outstanding as of the date of the Majority Stockholder Consent. The Majority Stockholder voted an aggregate of 147,209,838 total voting shares, or 79% of the Company’s total voting shares as of the date of the Majority Stockholder Consent via the Majority Stockholder Consent, to approve the Amendment described above, which voting shares were equal to a majority of the voting power of the Company.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Our Board and the Majority Stockholder, pursuant to the Majority Stockholder Consent, have approved and ratified the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to reflect the Amendment, and to increase the Company’s total authorized number of shares of Common Stock from 150,000,000 shares to 300,000,000 shares (the “Share Increase”), including 299,500,000 shares of Common Stock, par value $0.00001 per share and 500,000 shares of Class A Common Stock, par value $0.00001 per share, in the form of Appendix A hereto, which is subject to non-material technical, administrative or similar changes and modifications by the officers of the Company, in order to comply with Nevada law.

The Amendment has no effect on the par value of the Company’s common stock, or on the Class A Common Stock.

The purpose of the Share Increase is to provide the Board of Directors the ability to issue additional shares of common stock of the Company pursuant to the terms of outstanding convertible securities and to enable the Company to complete transactions which the Board of Directors believe may be accretive to stockholders, including acquisitions, consulting and employment relationships and fund raisings, the Company does not currently have any definitive plans to, or definitive agreements or understandings in place to, issue any such additional authorized but unissued shares of common stock which will be made available as a result of the Share Increase.

The increase in the number of shares of common stock available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without stockholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company.

Effective Time and Implementation of the Amendment

The effective time for the Amendment will be the date on which we file the Amendment with the office of the Secretary of State of the State of Nevada or such later date and time as specified in the Amendment. We currently anticipate that the Amendment will be effective no earlier than twenty (20) days after this Information Statement has been made available to our stockholders, which we expect to be on or approximately December 8, 2025.

Questions and Answers About the Amendment

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q. What will I receive when the Amendment is effective?

A. The Amendment has already been approved, and you will not receive anything notifying you that the Amendment has become effective.

Q. Why am I not being asked to vote?

A. The Majority Stockholder has already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q. Whom can I contact with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact the Company.

Actions by the Board of Directors and Consenting Shareholders

On November 13, 2025, the Company’s Board of Directors (the “Board”) unanimously approved, and recommended for shareholder approval, the Amendment in order to increase the number of authorized shares of the Company’s common stock.

The Company has two classes of stock authorized, Class A Common Stock and Common Stock. As of the date of the Majority Stockholder Consent, the Company had 85,642,991 shares of its Common Stock issued and outstanding and 500,000 shares of Class A Common Stock issued and outstanding. Each share of Common Stock is entitled to 1 vote and each share of Class A Stock is entitled to 200 votes. On November 18, 2025, the Majority Stockholder, holding 79% of the stockholder voting power, approved the Amendment. No further vote of our stockholders is required for the Company to effect the Amendment.

Pursuant to the rules and regulations promulgated by the SEC under the Exchange Act, an Information Statement must be sent to the holders of voting stock who did not sign the Written Consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company’s stockholders.

Dissenter’s Rights

Stockholders who do not consent to the proposals are not entitled to the dissenter’s or appraisal rights provided by the NRS.

Principal Share Ownership

As of the date of the Majority Stockholder Consent, the Company had a total of 85,642,991 shares of common stock and 500,000 shares of Class A common stock issued and outstanding. The following table sets forth, as of the date of the Majority Stockholder Consent, the stock ownership of each executive officer and director of the Company, and of all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of the Majority Stockholder Consent, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock and preferred stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 701 S Carson St., Ste 200, Carson City, NV 89701.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned	Class A Common Stock Beneficially Owned		Percent of Class A Common Stock Beneficially Owned	Total Voting Shares	Percent of Total Voting Shares(1)
Named Executive Officers and Directors:
Peter O’Heeron	47,209,838	(3)	46.7%	500,000	(5)	100%	147,209,838	79%
Patricia Madaris	4,876,487	(4)	5.49%	—		—%	4,876,487	5.49%
Nicholas Hemmerly	1,378,334	(6)	1.59%	—		—%	1,378,334	1.59%
Saleem Elmasri	1,361,668	(7)	1.57%	—		—%	1,361,668	1.57%
Gerardo
King	866,667	(2)	1.00%				866,667	1.00%
Jay Crawford	1,457,619	(5)	1.68%				1,457,619	1.68%

All directors and executive officers as a group (five persons)	57,650,613		52.46%	500,000		100%	157,650,613	85%

Greater Than 5% Stockholders:
None.

(1)	Based on 85,642,991 shares of common stock and 500,000 of Class A common stock issued and outstanding as of the date of the Majority Stockholder Consent, totaling 185,642,991 total voting shares.

(2)	This amount includes incentive or non-qualified stock options that are currently exercisable or exercisable within 60 days.

(3)	This amount includes 13,489,280 common stock purchase warrants and 1,957,829 non-qualified stock options that are currently exercisable or exercisable within 60 days.

(4) (5) (6) (7)

This amount includes 2,391,481 non-qualified stock options and 778,336 warrants that are currently exercisable or exercisable within 60 days.

This amount includes 1,347,619 non-qualified stock options that are currently exercisable or exercisable within 60 days.

This amount includes 1,211,667 non-qualified stock options and 55,556 warrants that are currently exercisable or exercisable within 60 days.

This amount includes 1,111,667 non-qualified stock options and 83,334 warrants that are currently exercisable or exercisable within 60 days.

(8)	The holders of Class A Common Stock vote with the holders of Common Stock on matters submitted to the shareholders for a vote. The Class A Common Stock are each entitled to 200 votes per share on all such matters, including, but not limited to, election of the Board of Directors.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

DISSENTERS’ RIGHTS

Under Nevada law there are no dissenters’ rights available to our stockholders in connection with any of the actions approved in the Majority Stockholder Consent.

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the actions disclosed herein.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of common stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Liberty Star Uranium & Metals Corp., 701 S Carson St., Ste 200, Carson City, NV 89701.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to our Corporate Secretary, at 701 S Carson St., Ste 200, Carson City, NV 89701.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

Dated: November 19, 2025	LIBERTY STAR URANIUM & METALS CORP.

	By:	/s/ Patricia Madaris
Patricia Madaris,
VP Finance & CFO

Exhibit A

ARTICLE IV

SHARES OF STOCK

Section 4.01 Number and Class. The aggregate number of shares of Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, consisting of two classes, designated, respectively, “Common Stock” and “Class A Common Stock”, with all of such shares having a par value of $0.00001 per share. The total number of shares of Common Stock shall be 299,500,000 and the total number of shares of Class A Common Stock shall be 500,000 shares.

Notwithstanding the foregoing these Articles hereby vest the Board of Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of Stock. In addition, the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Stock created. All classes of Stock may be issued from time to time without action by the Stockholders.